Exhibit 10.52

HOUGHTON MIFFLIN HARCOURT COMPANY

2015 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE

Houghton Mifflin Harcourt Company (the “Company”) has previously established the Houghton Mifflin Harcourt Company 2015 Omnibus Incentive Plan (the “Plan”) and, pursuant thereto, the Company desires to grant to the Person identified on Schedule I hereto (the “Grantee”) performance-based Restricted Stock Units (“RSUs”) with respect to the Company’s common stock, $0.01 par value per share (“Common Stock”), as of [            ], 2016 (the “Grant Date”), subject to the terms and conditions set forth in this notice (“Award Notice”).

1. Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee that number of RSUs as set forth on Schedule I attached hereto (the “Award”). The Award shall be credited to a separate book-entry account maintained for the Grantee on the books of the Company. The Award shall vest and be settled in accordance with Section 2 hereof.

2. Terms and Conditions.

(a) The Award shall be one hundred percent (100%) unvested as of the Grant Date. Except as otherwise provided in the Plan and this Award Notice, the Award shall vest and become non-forfeitable on the later of (i) the third (3rd) anniversary of the Grant Date (such date, the “Scheduled Vesting Date”, and such three-year period from the Grant Date, the “Applicable Period”) and (ii) the date that the Committee certifies the performance results as described on Schedule I attached hereto (the “Performance Vesting Date”), provided that the Grantee remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date or the Performance Vesting Date, as applicable. The Grantee shall be entitled to receive that number of RSUs (if any) equal to (x) the Performance Leverage Factor (as defined on Schedule I) multiplied by (y) the Target RSUs (as defined on Schedule I).

(b) Except as otherwise provided in this Section 2, in the event that the Grantee’s continuous service is terminated by the Company or by the Grantee for any reason (including for death or Disability), the Grantee shall forfeit the unvested Award as of the Grantee’s termination date.

(c) In the event that the Grantee’s continuous service is terminated by the Company due to the Grantee’s death or Disability (i) after the one-year anniversary of the Grant Date but before the date that is six (6) months prior to the expiration of the Performance Period (as defined on Schedule I), the unvested Award shall immediately vest assuming that Target Achievement Level (as defined on Schedule I) has been achieved, prorated to reflect the number of months employed during the Applicable Period; or (ii) after the date that is six (6) months prior to the expiration of the Performance Period, the unvested Award shall vest on the Performance Vesting Date based on the Performance Leverage Factor achieved for the full Performance Period, prorated to reflect the number of months employed during the Applicable Period.

(d) Except as otherwise provided in Section 2(e), in the event that the Grantee’s continuous service is terminated by the Company without Cause after the one-year anniversary of the Grant Date but prior to either the Scheduled Vesting Date or the Performance Vesting Date, the unvested Award shall vest on the Performance Vesting Date based on the Performance Leverage Factor achieved for the full Performance Period, prorated to reflect the number of months the Grantee was employed during the Applicable Period.

(e) Immediately prior to a Change in Control, the Target RSUs shall convert into service-based RSUs and the Award shall vest on the Scheduled Vesting Date (without regard to achievement of any of the performance metrics set forth on Schedule I), provided that the Grantee remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Grantee’s continuous service is terminated (A) by the Company due to death or Disability following the occurrence of the Change in Control, then Section 2(c) shall not apply and the unvested Award shall immediately fully vest, but prorated to reflect the number of months employed during the Applicable Period, or (B) by the Company other than for Cause, and other than due to death or Disability, within one (1) year following the occurrence of the Change in Control, the unvested Award shall become immediately fully vested; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then the unvested Award shall become fully vested immediately prior to the Change in Control.

(f) Within 30 days following the Scheduled Vesting Date or the Performance Vesting Date, as applicable (or, if applicable, an earlier vesting date pursuant to Section 2(c)(i) or Section 2(e) above) (such relevant date, the “Vesting Date”), the Company shall settle the Award and shall therefore, subject to any required tax withholding and the execution of any required documentation, (i) issue and deliver to the Grantee one share of Common Stock for each earned and vested RSU as determined hereunder (the “RSU Shares”) (and, upon such settlement, the RSUs shall cease to be credited to the account) and (ii) enter the Grantee’s name as a shareholder of record with respect to the RSU Shares on the books of the Company. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the vested RSUs solely in RSU Shares. If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the Fair Market Value of the RSU Shares (determined as of the Vesting Date) less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(g) Simultaneously with the settlement and delivery of RSU Shares as contemplated by Section 2(f), the Grantee shall be entitled to receive an additional amount (the “Dividend Equivalent Amount”) equal to the product of (i) the cash amount of each per share dividend that was paid by the Company on shares of its Common Stock (“Shares”) on any date that the Grantee’s RSUs remained outstanding hereunder (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee) and (ii) the number of RSU Shares so delivered (or, if the RSUs are not settled exclusively in Shares, the number of RSU Shares that would have been delivered had they been settled exclusively in Shares). The Dividend Equivalent Amount shall be payable in cash

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or, at the discretion of the Committee, in Shares with an equivalent Fair Market Value on the date of payment. The Company shall establish a bookkeeping methodology to account for the Dividend Equivalent Amount. The Dividend Equivalent Amount shall not bear interest.

(h) The Company shall have the right to require prior to the issuance or delivery of any Shares or the payment of any cash pursuant to the Award, payment by the Grantee of any federal, state, local or other taxes that may be required to be withheld or paid in connection with the Award. At the sole discretion of the Committee, the Grantee may satisfy such withholding obligation (1) by allowing the Company to withhold whole Shares that would otherwise be delivered to the Grantee, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the minimum withholding taxes required in connection with the Award or by allowing the Company to withhold an amount of cash that would otherwise be payable to the Grantee, in the amount necessary to satisfy any such obligation; (2) by paying such obligation in cash; (3) by delivering Shares or (4) by any combination of the foregoing (1) through (3).

3. Non-Transferability. The Award is subject to the restrictions on transferability set forth in Section 15(b) of the Plan. In addition, with respect to any RSU Shares delivered upon settlement of the RSUs, the Grantee agrees to comply with any written holding requirement policy adopted by the Company for employees.

4. Rights as Shareholder. The Grantee shall have no rights as shareholder with respect to the Shares subject to the Award unless, until and to the extent that (i) the Company shall have issued and delivered to the Grantee the RSU Shares (via certificates or book entry notation) and (ii) the Grantee’s name shall have been entered as a shareholder of record with respect to such RSU Shares on the books of the Company.

5. Adjustments. The Award is subject to adjustment pursuant to Sections 12 and 13 of the Plan.

6. Applicable Securities Laws. Shares issued pursuant to the Award shall not be sold or transferred unless either they first shall have been registered under the Securities Act or, upon request by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

7. Notice. Every notice or other communication relating to this Award Notice shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

8. Governing Law. This Award Notice shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

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9. Plan. The terms and provisions of the Plan are incorporated herein by reference, a copy of which has been provided or made available to the Grantee. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Notice, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

10. Interpretation. Any dispute regarding the interpretation of this Award Notice shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

11. No Right to Continued Service. Nothing in this Award Notice shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s service.

12. Severability. Every provision of this Award Notice is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

13. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award Notice.

14. Section 409A. It is intended that the Award be exempt from or comply with Section 409A of the Code and this Award Notice shall be interpreted consistent therewith.

15. Clawback. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

16. Successors. The terms of this Award Notice shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

17. Entire Agreement. This Award Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereof.

18. Counterparts. This Award Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Award Notice to be executed by its duly authorized representative and the Grantee has executed this Award Notice, effective as of the Grant Date.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:
Name:
Title:

GRANTEE

Name:

[SCHEDULE I

Performance Leverage Factor

Except as may otherwise be provided herein, the RSUs shall vest as to the performance conditions based on the achievement of specified levels of the Performance Goals for the Performance Period, as set forth herein.

Target RSUs = [                ] shares of Common Stock.

(i)	Billings Metric

The Performance Leverage Factor will be weighted one-half (1/2) based on the achievement of cumulative Billings (as defined below) for the Company’s [        ], [        ] and [        ] fiscal years (such three-fiscal-year period, the “Performance Period”), as follows:

Achievement Level	Billings Goal			Billings Achievement Percentage		Billings Payout Percentage[1]
Maximum	$	[	]	[	]%	[	]%
Target	$	[	]	[	]%	[	]%
Threshold	$	[	]	[	]%	[	]%

If the Billings Achievement Percentage for the Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Maximum Achievement Level, then the Billings Achievement Percentage (and, in turn, the Billings Payout Percentage) shall be determined based on linear interpolation between the applicable Achievement Levels. If Billings Achievement Percentage for the Performance Period is equal to or greater than the Maximum Achievement Level, then the Billings Payout Percentage shall be capped at [        ]%.

For the avoidance of doubt, if the Billings Achievement Percentage achieved for the Performance Period is less than Threshold Achievement Level, then the Billings Achievement Percentage shall be zero.

“Billings” is measured by Net Sales in accordance with accounting principles generally accepted in the United States adjusted for the change in deferred revenue on the balance sheet during the period and for the impact of material acquisitions and divestitures.

(ii)	Total Shareholder Return Metric

The Performance Leverage Factor will be weighted one-half (1/2) based on the Total Shareholder Return (“TSR”) (as defined below) for the Company as compared and ranked against the TSR performance of each of the companies in the Peer Group (as defined below) for the Performance Period (the “TSR Percentile Ranking”), as follows:

Achievement Level	TSR Percentile Ranking		TSR Payout Percentage
Maximum	[	]	[	]%
Stretch	[	]	[	]%
Target	[	]	[	]%
Threshold	[	]	[	]%

If the TSR Percentile Ranking achieved for the Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Stretch Achievement Level, or greater than Stretch Achievement Level and less than Maximum Achievement Level, then the TSR Payout Percentage shall be determined based on linear interpolation between the applicable Achievement Levels. If the TSR Percentile Ranking for the Performance Period is equal to or greater than the Maximum Achievement Level, then the TSR Payout Percentage shall be capped at [        ]%.

Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, then the TSR Payout Percentage shall be capped at [        ]%. For the avoidance of doubt, if the TSR Percentile Ranking achieved for the Performance Period is less than Threshold Achievement Level, then the TSR Payout Percentage shall be zero.

“Company Average Share Price” shall mean the average closing price of the Common Stock (as reported on the principal stock exchange or automated quotation system on which the Common Stock is traded or listed) for the twenty (20) consecutive market trading days ending on and including the date of determination (adjusted, as applicable, for stock splits, reorganizations, recapitalizations, or similar corporate transactions during such period).

“Company Share Price Appreciation” shall mean the result (which may be negative) obtained by subtracting the Company Average Share Price as of the last day of the Performance Period from the Company Average Share Price on the day prior to the first day of the Performance Period.

“Peer Group” shall mean the companies included in the Russell 2000 Small Cap Market Index on the first day of the Performance Period; provided however, that, any company included in the Russell 2000 Small Cap Market Index for less than the entire Performance Period either due to an acquisition, a going private transaction, or a merger where the surviving entity does not remain in the Peer Group, shall be excluded from and not considered part of the Peer Group.

“Peer Group Company Average Share Price” shall mean, with respect to each company in the Peer Group, the average closing price of the common stock of the applicable Peer Group company (as reported on the principal stock exchange or automated quotation system on which such common stock is traded or listed) for the twenty (20) consecutive market trading days ending on and including the date of determination (adjusted, as applicable, for stock splits, reorganizations, recapitalizations, or similar corporate transactions during such period).

“Peer Group Company Share Price Appreciation” shall mean the result (which may be negative) obtained by subtracting the Peer Group Company Average Share Price as of the last day of the Performance Period from the Peer Group Company Average Share Price on the day prior to the first day of the Performance Period.

“Total Shareholder Return” shall mean:

(1) as applied to the Company, the quotient (expressed as a percentage return, which may be negative) obtained by dividing (A) by (B), where:

(A) is the sum of:

(i) the Company Share Price Appreciation, plus

(ii) dividends and distributions made or declared during the Performance Period (it shall be assumed that such dividends or distributions are immediately reinvested in Common Stock as of the dividend payment date by dividing such dividends or distributions (or the fair market value of any non-cash dividends or distributions as determined by the Committee) by the closing share price for the Common Stock (as reported on the principal stock exchange or automated quotation system on which the Common Stock is traded or listed) as of the dividend payment date, and then converted back to a cash amount by dividing by the closing share price of the Common Stock (as reported on the principal stock exchange or automated quotation system on which the Common Stock is traded or listed) as of the last day of the Performance Period); and

(B) is the Company Average Share Price as of day immediately prior to the first day of the Performance Period; and

(2) as applied to each company in the Peer Group, the quotient (expressed as a percentage return, which may be negative) obtained by dividing (A) by (B), where:

(A) is the sum of:

(i) the applicable Peer Group Company Share Price Appreciation, plus

(ii) dividends and distributions made or declared during the Performance Period (it shall be assumed that such dividends or distributions are immediately reinvested in the common stock of the relevant Peer Group company as of the dividend payment date by dividing such dividends or distributions (or the fair market value of any non-cash dividends or distributions as determined by the Committee) by the closing share price for such stock (as reported on the principal stock exchange or automated quotation system on which such stock is traded or listed) as of the dividend payment date, and then converted back to a cash amount by dividing by the closing share price of the relevant stock (as reported on the principal stock exchange or automated quotation system on which such stock is traded or listed) as of the last day of the Performance Period); and

(B) is the applicable Peer Group Company Average Share Price as of day immediately prior to the first day of the Performance Period; and

Performance Leverage Factor Calculation

The Performance Leverage Factor (expressed as a percentage) shall be determined as the result of the sum of:

(Billings Payout Percentage * 50%) + (TSR Payout Percentage * 50%)]2

[2]	Form to be updated if different performance goals and metrics used for future grants.